UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 9, 2016

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events.
On June 9, 2016, the California Public Utilities Commission issued its final decision on the 2016 General Rate Case for San Jose Water Company, SJW Corp.'s wholly owned subsidiary. The final decision authorizes rates designed to increase revenue for 2016. Rates and revenue for 2017 and 2018 will be determined based on the forecasted change in the consumer price index from the preceding year. A copy of the press release announcing such decision is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp. on June 14, 2016 announcing the California Public Utilities Commission's Decision on San Jose Water Company's 2016 General Rate Case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: June 14, 2016	/s/ Suzy Papazian
Suzy Papazian, General Counsel and Corporate Secretary

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp. on June 14, 2016 announcing the California Public Utilities Commission's Decision on San Jose Water Company's 2016 General Rate Case.